EXHIBIT 10.3
Revised December 16, 2005
Adopted January 21, 2005
Federal Home Loan Bank of Topeka
Performance Pay Plan
(As Adopted on January 21, 2005)
1. Purpose. The purpose of the Performance Pay Plan (Plan) of the Federal Home Loan Bank of Topeka (Bank) is to attract, motivate and reward employees who are important to the Bank’s success and to provide an incentive to employees to exert their best efforts on behalf of the Bank. Under the Plan, incentive compensation shall be earned by the participants defined below for the performance of services to the Bank during a calendar year (Plan Year) in the amounts provided for.
2. Eligibility and Performance Payments. All regular full-time and part-time employees employed by the Bank at any time during the Plan Year are eligible to participate in the Plan and are designated as participants in the Plan (“regular full-time employees” are employees who have a scheduled work week of at least 40 hours; “regular part-time employees” are employees who regularly work an average of at least 1,000 hours per year). Participants must be employed in good standing as of the end of the relevant measurement period. Awards under the Plan shall be based on the attainment of performance objectives, as set and determined below. Participants are eligible to receive incentive compensation based upon the percentages of the participant’s regular wage compensation (exclusive of any awards under this Plan or any other similar incentive plan adopted by the Bank) actually earned for the Plan Year (“Annual Salary”) or for a calendar quarter (“Quarterly Salary”) indicated for the level to which the participant has been assigned. The board of directors shall designate the applicable payout percentage (“level”) at the outstanding level of achievement for the CEO and the next four most highly compensated executives of the Bank (“executives”) and the CEO shall designate the levels to which all other participants are assigned except that the Audit Committee to the board of directors will assign the level of the Internal Audit Director and other Internal Audit department employees. The applicable payout at the outstanding level of achievement for each level is as follows: Level 1 – 15 percent; Level 2 – 25 percent; Level 3 – 35 percent, Level 4 – 45 percent and Level 5 – 55 percent.
3. Administration. Except where noted otherwise above or below, the Human Resources Committee to the board shall administer the Plan and shall have full power and authority to construe, interpret, implement and administer the Plan. Awards to the CEO and the executives under the Plan shall be based on the attainment of performance objectives as determined by the Human Resources Committee to the board and approved by the board of directors. Awards to the Internal Audit Director and other Internal Audit employees under the plan shall be based on the attainment of performance objectives as determined by the Audit Committee to the board. For all other awards under the Plan, the Human Resources Committee delegates to the CEO the determination whether the performance objective or objectives under which the performance payment is to be paid has or have been achieved. Except with respect to performance payments payable to the CEO, executives, the Internal Audit Director or other Internal Audit department employees, the

CEO in his or her own discretion has the authority to reduce or eliminate the amount of a bonus otherwise payable. Similarly, the Human Resources Committee to the board in its discretion has the authority to reduce or eliminate the amount of a bonus otherwise payable to the CEO or executives and the Audit Committee to the board in its discretion has the authority to reduce or eliminate the amount of a bonus otherwise payable to the Internal Audit Director or other Internal Audit department employees.
4. Performance Objectives. The Human Resources Committee to the board shall establish annually the objectives, percentage weightings and percentage holdback applicable to the CEO and executives subject to final board approval. The Audit Committee to the board of directors shall establish annually the objectives, percentage weightings and percentage holdback of the Internal Audit Director and other Internal Audit department employees. The CEO shall establish annually the objectives, percentage weightings in level 1, 2 or 3 and percentage holdback applicable to all other employees. The percentage holdback is a discretionary percentage amount which may be held back each quarter for eventual payment at year-end, provided average profitability for the plan year at least meets the annual threshold requirement for the profitability objective. The CEO shall provide the board of directors an annual report of all objectives set for employees and shall regularly update the board of directors on the Bank’s performance relative to those objectives.
5. Award of Performance Payments. Each participant will be entitled to incentive compensation based on the achievement of the objectives assigned to that participant. A participant will not be entitled to any payout for achievement of threshold or less with respect to an objective. Achievement of outstanding will entitle a participant to the outstanding percentage payout for the participant’s payout level multiplied times the participant’s Annual Salary or Quarterly Salary (depending on the frequency of the payout). Except as may be further defined with respect to a specific objective, achievement between the threshold and outstanding levels of achievement, or above the outstanding level of achievement, will entitle the participant to received a pro rata payout for that objective based on the relative achievement level compared to the threshold and outstanding performance criteria. Incentive compensation shall be paid to each participant as soon as practicable after the close of the quarter or year, as applicable to the objective, but in any event not later than March 15 of the year immediately succeeding the Plan Year of the award. The Bank shall deduct and withhold from any payment to be made pursuant to the Plan the amount of taxes required by law to be deducted and withheld from the payment of wages.
6. Termination of Participants. Participants who are not employed by the Bank at the end of a calendar quarter (with respect to quarterly objectives) or at the end of the Plan Year (with respect to annual objectives) will be ineligible to receive incentive compensation for that quarter or year. However, if a participant, other than the CEO, executives, the Internal Audit Director or the Internal Audit department employees, terminates from the employ of the Bank because of death, disability, the elimination of the participant’s job or retirement at normal retirement age as defined by the Social

Security Administration, awards may be prorated through the date of termination at the discretion of the CEO. If the CEO, executives, the Internal Audit Director or other Internal Audit department employees terminate from the employ of the Bank for one of the above-described reasons, awards may be prorated through the date of termination at the discretion of the Human Resources Committee to the board, in the case of the CEO or executives, or the Audit Committee to the board, in the case of the Internal Audit Director or the Internal Audit department employees.
7. Forfeiture. Notwithstanding anything in the Plan to the contrary, a participant, other than the CEO, executives, the Internal Audit Director or the Internal Audit department employees, shall forfeit any amount which may become due under this Plan upon termination of the participant’s employment with the Bank for cause, or for any other act or conduct which, in the judgment of the CEO, is prejudicial to or in conflict with the best interests of the Bank. Similarly, the CEO or executive shall forfeit any amount which may become due under this Plan upon termination of the CEO’s or executive’s employment with the Bank for cause, or for any other act or conduct which, in the judgment of the Human Resources Committee to the board, is prejudicial to or in conflict with the best interests of the Bank. In addition, the Internal Audit Director of the Internal Audit department employees shall forfeit any amount which may become due under this Plan upon termination of the Director’s or other employee’s employment with the Bank for cause, or for any other act or conduct which, in the judgment of the Audit Committee to the board, is prejudicial to or in conflict with the best interests of the Bank.
8. Termination or Amendment. The board of directors may terminate or amend the Plan at any time. A participant has no vested right to receive any award or benefit under the Plan until it has actually been paid.
9. No Right to Employment; Alienability. Neither the adoption of the Plan nor its operation shall be construed to constitute or be evidence of an agreement or understanding expressed or implied on the part of the Bank to employ or retain any participant or in any way affect the right and power of the Bank to dismiss any officer, employee or agent, or otherwise terminate the employment or take other action including, but not limited to, removing the employee from participation in the Plan, at any time, for any reason, with or without cause. No participant has the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any award under the Plan, voluntarily or involuntarily, and any attempt to do so is void.

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